CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 20, 2008, relating to the financial statements of Cetrone Energy Company for the period ended July 31, 2008, which appears in such Registration Statement.

/s/ The Blackwing Group LLC
Independence, Missouri
September 2, 2008